UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2024

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2024, the Compensation Committee of the Board of Directors (the “Board”) of Westlake Corporation (the “Company”) approved the following changes to the compensation of Albert Chao in connection with Mr. Chao’s transition from President and Chief Executive Officer of the Company to Executive Chairman of the Board. As of July 15, 2024, the effective date of the transition, Mr. Chao’s annual base salary was changed to $1,019,000 and his target bonus under the Company’s Annual Incentive Plan with respect to 2024 was changed to 105% of his base salary. Mr. Chao’s 2024 bonus under the Company’s Annual Incentive Plan will be calculated based on his base salary in effect as of the end of 2024. His long-term incentive target under the Company’s amended and restated 2013 Omnibus Incentive Plan is expected to be changed to an identical percentage as that of Mr. James Chao, Senior Chairman of the Board, in the upcoming annual compensation review by the Board in February 2025. Currently, Mr. James Chao’s long-term incentive target is 400% of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: August 12, 2024	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Performance and Essential Materials, General Counsel and Chief Administrative Officer